Anchin, Block & Anchin LLP
                                                Accountants & Advisors
                                                1375 Broadway
                                                New York, NY 10018
                                                212-840-3456
                                                www.anchin.com

                                                EXHIBIT (n)(1)


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-139654 of Old Mutual Absolute Return Institutional Fund, L.L.C. on Form N-2 of our report for Old Mutual Absolute Return Master Fund, L.L.C. and Old Mutual Absolute Return Institutional Fund, L.L.C. dated May 29, 2008, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption "Independent Registered Public Accounting Firm" in the Prospectus.



                                                /s/ Anchin, Block & Anchin LLP


New York, New York 10018

June 3, 2008